UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 17, 2011

Angiotech Pharmaceuticals, Inc.
(Exact name of registrant as specified in its charter)

British Columbia	000-30334	98-0226269
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS. Employer Identification No.)

1618 Station Street Vancouver, BC, Canada V6A 1B6
(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (604) 221-7676

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On October 21, 2011, Angiotech Pharmaceuticals, Inc., a corporation organized under the laws of British Columbia (the “Company”), announced that the employment of William L. Hunter as the Company’s President and Chief Executive Officer, had ended effective as of October 17, 2011, and that it has appointed K. Thomas Bailey, the Company’s Chief Financial Officer, as the Company’s Interim President and Chief Executive Officer.  Mr. Bailey will continue to serve as the Company’s Chief Financial Officer.

Mr. Bailey, 43, joined the Company in 2003 as Vice President, Business Development and became the Company’s Chief Financial Officer in 2005.  Prior to joining the Company, Mr. Bailey served as an investment banker for over ten years, most recently as leader of the biotechnology practice group at Credit Suisse First Boston and Donaldson, Lufkin & Jenrette, where he advised on over 50 completed transactions for biotechnology, pharmaceutical and medical device companies, including mergers, acquisitions, strategic alliances and a wide range of equity, equity-linked and debt financings, and worked with the firms’ merchant banking and venture capital groups to identify and complete significant investments in life sciences companies.  Mr. Bailey holds an A.B. and an M.B.A. from Harvard University.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Angiotech Pharmaceuticals, Inc. (Registrant)

Dated: October 21, 2011	By:	/s/ K. Thomas Bailey
Name: K. Thomas Bailey
Title: Interim President and Chief Executive Officer and Chief Financial Officer